Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Fidelity National Financial, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements, and all related financial statement schedules, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KMPG LLP

July 3, 2014

Jacksonville, Florida

Certified Public Accountants